UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 30, 2026

Date of Report (Date of earliest event reported)

AMBOW EDUCATION HOLDING LTD.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-34824	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10080 N. Wolfe RD, Suite SW3-200

Cupertino, CA 95014

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 684-8954

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American depositary shares (one American depositary share representing twenty Class A Ordinary Shares, par value $0.003 per share)**	AMBO	NYSE American LLC
Class A Ordinary Shares, par value $0.003 per share*		NYSE American LLC

*	Not for trading, but only in connection with the listing on the NYSE American

**	Effective on February 20, 2024, the ratio of ADSs to our Class A Ordinary Shares was changed from one ADS representing two Class A Ordinary Shares to one ADS representing twenty Class A Ordinary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 30, 2026, Ambow Education Holding Ltd. (the “Company”) issued a press release which announced the general availability of the HybriU AI Adaptive Course Generation Platform, a new product within HybriU, the Company’s flagship AI-powered phygital (physical + digital) platform. The platform enables educators, trainers, subject-matter experts, and organizations to transform any topic, learning objective, or body of institutional knowledge into a personalized learning application for every learner.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Ambow Education Holding Ltd., dated July 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBOW EDUCATION HOLDING LTD.

July 30, 2026	By:	/s/ Jin Huang
Jin Huang
Chief Executive Officer

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